UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2020

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Item 8.01	Other Events

Medifirst Solutions, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) due to circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in the focus of the Company’s management. This has, in turn, delayed the Company’s ability to complete its preparation of the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor into its Report:

An occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this could limit access to our facilities, customers, management, support staff and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it will substantially hamper our efforts to provide our investors with timely information and comply with our filing obligations with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Date: March 30, 2020	By:	/s/ Bruce Schoengood
Bruce Schoengood
Chief Executive Officer